EXHIBIT 10.24

                              STOCKHOLDER AGREEMENT

      This Stockholder Agreement (hereinafter the "Agreement") is made and entered into as of January 12, 2001, by and between MUSICMAKER.COM, INC. (the "Company"), on the one hand, and BCG STRATEGIC INVESTORS, LLC, BARINGTON CAPITAL GROUP, L.P., BARINGTON COMPANIES EQUITY PARTNERS, L.P. and DOT COM INVESTMENT CORPORATION (each, a "Stockholder and collectively, the "Stockholders"), on the other hand. As referred to in this Agreement, the Company and the Stockholders are each a "Party" and collectively are the "Parties."

                                    RECITALS

      A. The Stockholders Beneficially Own in the aggregate 1,271,466 shares of the outstanding Company Common Stock;

      B. The Stockholders have requested representation on the Board of Directors of the Company (the "Board"), and have initiated a consent solicitation (the "Consent Solicitation") to, among other things, appoint a majority of the Board;

      C. The Board has determined that it is in the best interests of the stockholders of the Company to fill three vacancies on the Board and to take the other actions contemplated by this Agreement; and

      D. The Company and the Stockholders desire, in connection with the appointment of three members to the Board, to make certain covenants and agreements with one another pursuant to this Agreement.

      NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                STANDSTILL OBLIGATIONS AND TRANSFER RESTRICTIONS

      1.1 Appointment of Stockholders' Nominees to the Board.

            (a) Unless otherwise agreed by the Stockholder Nominees (as hereinafter defined) and except as provided in Section 1.1(c), the Board shall continue to consist of not more than seven (7) members.

            (b) The Company hereby agrees that within twenty-four hours following the date of this Agreement, the Board shall appoint James Mitarotonda, as a Class A director, Joseph Wright, Jr. as a Class B director and Seymour Holtzman as a Class C director to fill the three current vacancies on the Board (collectively, together with any additional or successor nominees appointed by the Stockholders or the Stockholder Nominees pursuant to this Agreement, the "Stockholder Nominees"). Following the appointment of the Stockholder Nominees, Seymour Holtzman shall be

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appointed as Chairman of the Board for a term of not less than the Standstill
Period. The Stockholder Nominees shall be given representation on each committee of the Board in proportion to the percentage of total board members they represent. As compensation for the services to the Company during the Standstill Period, Messrs. Mitarotonda and Holtzman will receive, in the aggregate, $10,000 per month and immediately exercisable options to purchase an aggregate of 150,000 shares of Company Common Stock (the "Options") at an exercise price equal to the closing price of the Company Common Stock as quoted on Nasdaq on January 12, 2001, or the economic equivalent of such Options in stock appreciation rights, as the parties shall mutually agree, and in each case in compliance with all applicable laws; provided, however, that if any portion of such Options shall be exercised prior to the conclusion of the Standstill Period, then, during the Standstill Period, a majority of the Current Directors (as hereinafter defined) shall be entitled to direct any and all voting of the shares of Company Common Stock received upon such exercise of the Options (and such restrictions shall be reflected in the Option documentation). In the event that either Mr. Holtzman or Mr. Mitarotonda shall voluntarily resign his respective position as Chairman or President and Chief Executive Officer of the Company (as hereinafter provided) prior to the termination of the Standstill Period, then such resigning person shall return to the Company at no cost (or at the exercise price in the case of Company Common Stock acquired pursuant to an option exercise) that portion of the Options received by such person (or Company Common Stock acquired upon exercise of Options) equal to the product of (A) the aggregate number of shares of Company Common Stock underlying all Options received by the resigning person divided by ninety (90), multiplied by (B) the number of remaining days in the Standstill Period following such resignation. During the Standstill Period, the Stockholders agree that they will not take any action the purpose of which is the removal from the Board of any director of the Company who held such position immediately prior to the execution of this Agreement (each, a "Current Director" and collectively, the "Current Directors"). If at any time during the Standstill Period there shall occur a vacancy in a Board seat previously occupied by a Stockholder Nominee by reason of resignation, removal, death or incapacity, then such vacancy shall be filled by a person nominated by the remaining Stockholder Nominees then in office, or if there shall be no such remaining Stockholder Nominees, by the Stockholders, in each case with appropriate background and experience. If at any time during the Standstill Period there shall occur a vacancy in a Board seat previously occupied by a Current Director by reason of resignation, removal, death or incapacity, then such vacancy shall be filled by a person nominated by the remaining Current Directors then in office, or if there shall be no such remaining Current Directors, by a majority of the stockholders of the Company other than the Stockholders, in each case with appropriate background and experience.

            (c) Following the conclusion of the Standstill Period, in the event that the Stockholders request in writing that the Company appoint a fourth nominee of the Stockholders to the Board, the Board shall appoint Jesse Choper to the Board. If Jesse Choper is unable or unwilling to serve on the Board, then the Stockholders shall be entitled to nominate another individual with appropriate background and experience to serve as their fourth nominee. If upon such Stockholder request there shall be no vacancies on the Board, one Current Director shall resign his Board seat and thereby create the necessary vacancy. If no Current Director agrees to resign his Board seat following a request of the Stockholders for an additional Board seat, then the Company hereby agrees to support a consent solicitation on behalf of the Stockholders to increase the Board by two seats and to appoint two nominees of the Stockholders to such newly created seats.

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      1.2 Appointment of New President and Chief Executive Officer.

            Effective on January 18, 2001 and following the Company's termination on that date of Devarajan Puthukarai as the President and Chief Executive Officer of the Company, the Board shall appoint James Mitarotonda as the President and Chief Executive Officer of the Company for a term not less than the Standstill Period. The Chief Executive Officer shall have such power and authority as has been traditionally exercised by the Chief Executive Officer of the Company which shall include, without limitation, the power to approve (i) all cash expenditures of the Company in excess of $5,000 (excluding (A) payments provided for in this Agreement and (B) the settlement of the current securities class action lawsuit against the Company and any Current Director or any other action brought against any Current Director or officer for which the Company has an indemnification obligation, which expenditures the Board shall have the sole authority to approve but with respect to any settlement of such securities class action lawsuit, only in accordance with the procedures set forth in Section 3.4); (ii) all arrangements to terminate the Company's existing real property and other lease obligations; (iii) all payments on music licensing arrangements;
(iv) hiring and firing of all employees (including officers other than the Chief Executive Officer) and consultants; and (v) all severance arrangements entered into after the date hereof. During the Standstill Period, Mr. Mitarotonda shall not be removed as President and Chief Executive Officer of the Company nor shall his power and authorities be diminished except for Cause and with a vote of at least 70% of the Board. For purposes of this Agreement, "Cause" shall mean (i) willful malfeasance materially injurious to the Company or its stockholders in their capacity as stockholders or (ii) conviction of a felony. During the transition period from the date hereof until Mr. Puthukarai's termination, the current President and Chief Executive Officer shall consult with Mr. Mitarotonda on all management decisions, including those matters enumerated above, and shall not take any such action without Mr. Mitarotonda's approval.

      1.3 The Stockholders' Standstill Obligations. (a) The Stockholders hereby represent and warrant that, as of the date hereof, the Stockholders, together with their Affiliates, Beneficially Own an aggregate of 1,271,466 shares of Company Common Stock.

            (b) During the Standstill Period, each Stockholder agrees that it shall not, nor shall any Stockholder permit any Stockholder Controlled Person to, nor shall any Stockholder act in concert with nor permit any Stockholder Controlled Person to act in concert with any person to, directly or indirectly,
(i) acquire (other than upon the exercise of the Options) any additional Beneficially Owned Stock or authorize or make a tender offer, exchange offer or other offer or proposal, whether oral or written, to acquire Stock, if the effect of such acquisition or Beneficial Ownership would be to increase above the Standstill Limit the Stock represented by all Stock Beneficially Owned by the Stockholders (including without limitation any 13D Group to which any Stockholder or any Stockholder Controlled Person is a party).

            (c) During the Standstill Period, each Stockholder agrees that it shall not, nor shall any Stockholder permit any Stockholder Controlled Person to, nor shall any Stockholder act in concert with nor permit any Stockholder Controlled Person to act in concert with any person to, solicit or participate in any solicitation of proxies, written consents or similar authorizations with respect to any Stock, nor shall they seek to advise or influence in any manner any person with respect to the voting of any Stock. Furthermore, the Stockholders agree to immediately withdraw

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and terminate the Consent Solicitation (including, without limitation, promptly filing a request to withdraw or otherwise terminate the preliminary Schedule 14A filed by the Stockholders) and any other outstanding consent solicitation or similar action with respect to the matters contemplated by this Section 1.3.

            (d) During the Standstill Period, each Stockholder agrees that it shall not, nor shall any Stockholder permit any Stockholder Controlled Person to, nor shall any Stockholder act in concert with nor permit any Stockholder Controlled Person to act in concert with any person to, deposit any Stock in a voting trust or, except as otherwise provided or contemplated herein, subject any Stock to any arrangement or agreement with any person with respect to the voting of such Stock.

            (e) During the Standstill Period, each Stockholder agrees that it shall not, nor shall any Stockholder permit any Stockholder Controlled Person to, nor shall any Stockholder act in concert with nor permit any Stockholder Controlled Person to act in concert with any person to, join a 13D Group (other than a group comprised solely of the Stockholders) or other group, or otherwise act in concert with any third person for the purpose of acquiring, holding, voting or disposing of Stock.

            (f) During the Standstill Period, each Stockholder agrees that it shall not, nor shall any Stockholder permit any Stockholder Controlled Person to, nor shall any Stockholder act in concert with or permit any Stockholder Controlled Person to act in concert with any person to, otherwise act, alone or in concert with others, to seek control of the Board or to seek waiver of any provision of this Agreement.

      1.4 Transfer Restrictions. (a) During the Standstill Period, the Stockholders shall not, directly or indirectly, sell, transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, transfer the economic risk of ownership of, or otherwise dispose of (each, a "Transfer"), any Stock in a manner prohibited by this Section 1.4. Any attempted Transfer not in compliance with this Section 1.4 shall be null and void ab initio.

            (b) Each Stockholder agrees that it shall not Transfer any Stock to any person (other than an Affiliate of such Stockholder who agrees in writing to be bound by the terms of this Agreement and which does not have the effect of increasing the aggregate amount of Stock held by all Stockholders and their Affiliates) who is, or after giving effect to the Transfer would be, (a) a Beneficial Owner of five percent (5%) or more of any class of the then outstanding Stock, (b) a Beneficial Owner of more than five percent (5%) of then Total Current Voting Power or (c) required to file a Schedule 13D or Schedule 13G with the SEC with respect to such Stock.

      1.5 Notification of Change in Beneficial Ownership. During the Standstill Period, each Stockholder shall notify the Company in writing of any proposed change in Beneficial Ownership of Stock by such Stockholder or any Stockholder Controlled Person at least three (3) business days prior to such change or any commitment to make such change, including the name of the transferee and the material terms of such change.

                                   ARTICLE II
                               VOTING OBLIGATIONS

      2.1 The Stockholders' Voting Obligations. (a) During the Standstill Period, each of the Stockholders agrees that it shall take such action as may be required so that all Stock Beneficially Owned by such Stockholder or any Stockholder Controlled Person (and shall use all reasonable efforts to cause any Stock held by an Affiliate of such Stockholder or any 13D Group of which such Stockholder or any Affiliate of such Stockholder is a party) are voted for or cast or cause to be voted or cast in the manner consistent with the terms of this Agreement, including, but not limited to, in favor of the retention of the Current Directors should such a vote arise.

            (b) During the Standstill Period, each of the Stockholders, as holders of shares of Stock, shall be present, in person or by proxy (and shall cause any Stockholder Controlled Persons Beneficially Owning Stock to be so present and shall use reasonable efforts to cause its Affiliates and all 13D Groups of which it or any of its Affiliates is a party Beneficially Owning Stock to be so present) at all meetings of stockholders of the Company so that all shares of Stock Beneficially Owned by it, any of its Affiliates, any 13D Groups of which it or any of its Affiliates is a party and any Stockholder Controlled Person may be counted for purposes of determining the presence of a quorum at such meetings.

                                   ARTICLE III
                             ADDITIONAL OBLIGATIONS

      3.1 Expenses of Consent Solicitation. In consideration of the benefits to the Company of the agreements of the Stockholders and their Affiliates herein contained and the substantial savings to be realized by the Company, the Company hereby agrees to reimburse the Stockholders for all reasonable fees and expenses up to an amount equal to $200,000 incurred by or on behalf of the Stockholders in conjunction with or related to (i) the Consent Solicitation and (ii) the transactions contemplated by this Agreement.

      3.2 Insurance. The Company hereby agrees (and the Stockholders hereby agree to take such action as necessary to cause the Stockholder Nominees (and their successors on the Board) to utilize their Board authority to vote in favor
of) (i) to honor its indemnification obligations to all current and former directors and officers, and (ii) to maintain in full force the Company's existing director and officer insurance policies, and to use commercially reasonable best efforts to obtain additional policies to continue the coverage provided by the existing policies.

      The Parties further agree that the Company shall continue to retain Wilson Sonsini Goodrich & Rosati, Professional Corporation as counsel to the Company for purposes of defending the current securities class action suit in which the Company and some of its current and/or former directors and/or officers are defendants, provided, however, that the power to retain counsel shall at all times remain with and be vested in the Board.

      3.3 Existing Employment and Severance Obligations. The Stockholders agree to take such action as necessary to cause the Stockholder Nominees (and their successors on the Board) to utilize their Board authority to vote in favor of the Company honoring all existing employment and severance obligations, which obligations are set forth on Exhibit A hereto.

      3.4 Settlement of Litigation. During the Standstill Period, the Board shall not authorize any expenditure in settlement of any litigation unless, (i) such authorization is made at a meeting in which the entire Board is present in person or by telephonic conference (provided that if a director has been given a reasonable opportunity to attend such meeting, including reasonable accommodation for any personal needs of such director, and such director fails to attend such meeting, he shall be deemed present for purposes of this clause (i)), counsel to the Company shall be present and shall make a comprehensive presentation to the Board concerning the facts and circumstances of the litigation, the legal issues involved and the advisability (in such counsel's professional judgment) of the settlement, (iii) if so requested by the Stockholder Nominees, counsel to the Stockholder Nominees shall be given reasonable and appropriate opportunity to be present and to express its professional judgment on the advisability of the settlement, and
(iv) at least a majority of the Board affirmatively determines in good faith that such settlement is in the best interest of the Company and its stockholders.

      3.5 Amendment to Rights Plan. As soon as practicable following the execution of this Agreement, the Company shall amend the Company's rights agreement in a manner that (i) would allow a consent solicitation to be conducted by the Stockholders on a private basis following termination of the Standstill Period, and (ii) permits the issuance of the Options and the Common Stock underlying the Options, in each case, without triggering the issuance of rights as currently contemplated under such agreement.

                                   ARTICLE IV

      For the purpose of this Agreement, the following terms shall have the meanings specified with respect thereto below:

      "Affiliate" shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act; provided, however, that for purposes of this Agreement, the Stockholders and their Affiliates, on the one hand, and the Company, on the other, shall not be deemed to be "Affiliates" of one another.

      Any person shall be deemed the "Beneficial Owner" of and shall be deemed to "Beneficially Own" and to have "Beneficial Ownership" of any securities:

                  (i) which such person (or, if such person is a Stockholder, any Stockholder Controlled Person) beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 thereunder (or any comparable or successor law or regulation);

                  (ii) which a person (or, if such person is a Stockholder, any Stockholder Controlled Person) has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; or

                  (iii) which are beneficially owned, directly or indirectly, by any other person (or any Affiliate thereof) with which a person (or, if such person is the Stockholder, any Stockholder Controlled Person) has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting, or disposing of any securities of the Company.

      "Company Common Stock" shall mean shares of the common stock of the Company, par value $.01 per share, and any securities into which such shares are exchanged or converted.

      "Control" or "Controlled by" shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "person" shall mean an individual, corporation, partnership, limited liability company, association, trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "SEC" shall mean the Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Shares" shall mean the outstanding shares of Company Common Stock as of the date of this Agreement (and all securities issued with respect to or in exchange for such shares pursuant to stock splits, stock dividends, recapitalizations and similar events).

      "Standstill Limit" shall mean 1,271,466 shares of Stock.

      "Standstill Period" shall mean the period beginning on the date hereof and ending at 12:00 a.m. New York City time on the ninetieth (90th) day following the date of this Agreement.

      "Stock" shall mean shares of the Company Common Stock, any other securities of the Company or its successor having the power to vote in the election of members of the Board or the board of directors of any successor to the Company and any securities convertible, exchangeable for or otherwise exercisable to acquire voting securities.

      "Stockholder Controlled Person" shall mean any person over whom the Stockholder exercises or has the right or ability to exercise, directly or indirectly, Control.

      "Total Current Voting Power" shall mean, with respect to any entity, at the time of determination of Total Current Voting Power, the total number of votes which may be cast in the election of members of the board of directors of the entity if all securities entitled to vote in the election of such directors are present and voted (or, in the event the entity is not a corporation, the governing members, board or other similar body of such entity).

      "Transfer" shall have the meaning ascribed to it in Section 1.4 hereof.

      "13D Group" means any group of persons formed for the purpose of acquiring, holding, voting or disposing of Stock which would be required under
Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D (a "Schedule 13D") pursuant to Rule 13d-1(a) of the rules and regulations promulgated under the Exchange Act or a Schedule 13G of the rules and regulations promulgated under the Exchange
Act pursuant to Rule 13d-1(c) of the rules and regulations promulgated under the Exchange Act with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group Beneficially Owned Stock representing more than 5% of any class of Stock then outstanding.

                                   ARTICLE V
                                 MISCELLANEOUS

      5.1 Governing Law; Jurisdiction and Venue. (a) This Agreement is to be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws.

            (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of Delaware.

      Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section 5.1 by the state and federal courts located in the State of Delaware and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Delaware or any other jurisdiction.

      5.2 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assignees.

      5.3 Entire Agreement; Amendment. This Agreement and the agreements referred to herein (to the extent referred to herein) constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought. No amendment or waiver of any provision of this Agreement on behalf of the Company shall be valid and/or effective unless and until such amendment or waiver is approved by a majority of the Current Directors regardless of whether they are then serving on the Board.

      5.4 Notices, etc. All notices and other communications required or permitted hereunder shall be made, if to the Company, to the Company's offices at 10780 Parkridge Blvd., Suite 50, Reston, VA 20191, Attn: Chief Financial Officer, with a copy to Wilson Sonsini Goodrich & Rosati 650 Page Mill Road, Palo Alto, CA 94304, Attn: Robert Sanchez, and if to the Stockholders, to BCG Strategic Investors, LLC at 888 Seventh Avenue, 17th Floor, New York, New York 10019, Attn: James Mitarotonda, with a copy to Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, Attn: Abbe Dienstag, and shall be deemed delivered upon the receipt thereof.

      5.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to a party under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

      5.6 Expenses. Except as otherwise specifically provided herein, the Company and the Stockholders shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

      5.7 SPECIFIC PERFORMANCE. HE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

      5.8 Further Assurances. The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as any other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby. Neither the Company nor any Stockholder shall voluntarily undertake any course of action inconsistent with satisfaction of the requirements applicable to them set forth in this Agreement and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as practicable the obligations herein and therein required to be performed by them.

      5.9 Facsimile; Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which may be executed by fewer than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

      5.10 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision as close as possible to the intent of the parties.

      5.11 Interpretation.

            (a) The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms, as well as to the noun and verb forms of such definitions.

            (b) Each party hereto acknowledges that it has been represented by competent counsel and participated in the drafting of this Agreement, and agrees that any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement.

      5.12 Attorneys' Fees. In any action at law or suit in equity in relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

      5.13 Release of Claims.

            (a) Each of the Stockholders, on behalf of itself and its heirs, executors, assigns and Affiliates hereby fully and forever releases each of the current officers, employees and Current Directors and their respective Affiliates, as well as all former officers, directors and employees of the Company (collectively, "Company Persons") from, and agrees not to sue concerning, any claim, demand, duty, obligation or cause of action in law, equity or otherwise, whether presently known or unknown, suspected or unsuspected, arising from or relating to any omissions, acts or facts that have occurred through and including the date of this Agreement arising from or in any way related to their service as officers, directors or employees of the Company.

            (b) The Company on behalf of itself and its assigns and Affiliates hereby fully and forever releases the Stockholders, their respective officers, directors, partners, members, managers, Affiliates and employees (collectively, "Stockholder Persons") from, and agrees not to sue concerning, any claim, demand, duty, obligation or cause of action in law, equity or otherwise, whether presently known or unknown, suspected or unsuspected, arising from or relating to any omissions, acts or facts that have occurred through and including the date of this Agreement arising from or in any way related to their acquisition of shares of the Company or the Consent Solicitation.

            The parties agree that the releases set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. Notwithstanding anything contained in this Section 5.13 to the contrary, this Section 5.13 shall not apply to any claim, demand, duty, obligation or cause of action in law, equity or otherwise arising out of a breach of the obligations contained in this Agreement.

      5.14 No Pending or Future Lawsuits. Each Party represents that it has no lawsuits, claims, or actions pending in its name, or on behalf of any other person or entity, against any other Party or any of its respective current or former officers, directors, employees, partners, members or Affiliates, and further represents that, with respect to any matter that has been released pursuant to Section 5.13, it does not currently intend to bring any claims on its own behalf or on behalf of any other person or entity against the other Party or any of its respective current officers, directors, employees, partners, members, managers or Affiliates, as well as respective former officers, directors or employees. With respect to the matters released pursuant to Section 5.13, the Parties agree to refrain and forbear from commencing, instituting or participating in, either as a named or unnamed party or class member, any lawsuit, claim, administrative complaint, action or other proceeding brought against any of the other Party's current or former officers or directors, whether brought by themselves or by others on their behalf. In such event, this Agreement may be pled as a full and complete defense thereto.

      5.15 Third Party Beneficiaries. In consideration for, among other value delivered to the Company and the Stockholders, the Current Directors' continued service on the Board, the Company Persons are hereby expressly and irrevocably designated as third party beneficiaries to the Stockholders' and the Company's obligations under the terms of this Agreement. The Stockholder Persons are hereby expressly and irrevocably designated as third party beneficiaries to the Company's obligations set forth in Section 5.13 of this Agreement.

      5.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION,
ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

              [The remainder of this page intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    MUSICMAKER.COM, INC.

                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                    BCG STRATEGIC INVESTORS, LLC

                                    By:
                                        ----------------------------------
                                    Name:
                                    Title:


                                    BARINGTON CAPITAL GROUP, L.P.

                                    By:  LNA Capital Corp., its general partner

                                    By:
                                        ----------------------------------
                                        Name:
                                        Title:

                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                                    BARINGTON COMPANIES EQUITY
                                    PARTNERS, L.P.

                                    By: Barington Companies Investors, LLC, its
                                        general partner

                                    By:
                                       ------------------------------------
                                        Name:
                                        Title:


                                    DOT COM INVESTMENT CORPORATION

                                    By:
                                       ------------------------------------
                                        Name:
                                        Title:

                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]